UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2016 (March 9, 2016)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under thae Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 9, 2016, TICC Capital Corp. (the “Company” or “TICC”), issued a press release announcing that, in consultation with the Special Committee of the Company’s Board of Directors, TICC Management, LLC, the Company’s investment adviser (the “Adviser”), signed a fee waiver letter (the “Letter”) pursuant to which the following changes will take effect on April 1, 2016 with regard to the calculation of the advisory fees under the Investment Advisory Agreement, dated July 1, 2011, between the Company and the Adviser:

•	The base management fee will be reduced from 2.00% to 1.50%;
•	The Adviser has agreed to forgo the payment of any base management fees on funds received in connection with any capital raises until the funds are invested;
•	The calculation of the Company’s income incentive fee will be revised to include a total return requirement that will limit TICC’s obligation to pay the Adviser an income incentive fee if TICC has generated cumulative net decreases in net assets resulting from operations during the calendar quarter for which such fees are being calculated and the eleven preceding quarters (or if shorter, the number of quarters since April 1, 2016) due to unrealized or realized net losses on investments and even in the event TICC’s net investment income exceeds the minimum return to TICC’s stockholders required to be achieved before the Adviser is entitled to receive an income incentive fee (which minimum return is commonly referred to as the preferred return or the hurdle rate);
•	The income incentive fee will incorporate a “catch-up” provision which will provide that the Adviser will receive 100% of TICC’s net investment income with respect to that portion of such net investment income, if any, that exceeds the preferred return but is less than 2.1875% quarterly (8.75% annualized) and 20% of any net investment income thereafter; and
•	The hurdle rate used to calculate the income incentive fee will change from a variable rate based on the five-year U.S. Treasury note plus 5.00% (with a maximum of 10%) to a fixed rate of 7.00%.

After these changes take effect, under no circumstances will the aggregate fees earned from April 1, 2016 by the Adviser in any quarterly period be higher than those aggregate fees would have been prior to the adoption of these changes.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Letter is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the press release and the Letter, which are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On March 10, 2016, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2015. The text of the press release is included as an Exhibit 99.2 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.2 hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	TICC Management, LLC’s Fee Waiver Letter, dated March 9, 2016

99.1	Press release dated March 9, 2016

99.2	Press release dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President